                            ARTICLES OF INCORPORATION

                                       OF

                          FIRST MANITOWOC BANCORP, INC.

       I, the undersigned natural person of the age of twenty-one (21) years or more, acting as incorporator of a corporation under the Wisconsin Business Corporation Law (Chapter 180 of the Wisconsin Statutes) hereby adopt the following Articles of Incorporation:

                                    ARTICLE I
                                      Name

       The name of the corporation is FIRST MANITOWOC BANCORP, INC.

                                   ARTICLE II
                                     Purpose

       The purpose or purposes for which the corporation is organized are to engage in any lawful activity within the purposes for which a corporation may be organized under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, provided the corporation shall not engage in the business of banking.

                                   ARTICLE III
                                Authorized Shares

       The aggregate number of shares of capital stock which the Corporation shall be authorized to issue is Two Million Five Hundred Thousand (2,500,000) shares which shall be designated common stock and shall have a par value of One Dollar ($1.00) per share. The holders of the common stock shall have no presumptive rights to purchase or to subscribe for shares of any class of stock now or hereafter authorized.

                                   ARTICLE IV
                                Registered Office

       The address of the registered office of the corporation is 402 North Eighth Street, P.O. Box 10, Manitowoc, Wisconsin 54220, and the name of its initial registered agent at such address is Thomas J. Bare.

                                    ARTICLE V
                                    Directors

       The number of directors constituting the Board of Directors of the Corporation, not less than six (6) nor more than fifteen (15), shall be fixed from time to time by the By-Laws of the Corporation. The Board of Directors of the Corporation shall be divided into three (3) classes of not less than two (2) nor more than five (5) directors each. The term of office of the first class of directors shall expire at the first annual meeting after their initial election under the provisions of the Article V, the term of office of the second class shall expire at the second annual meeting after their initial election under the provisions of this Article V, and the term of office of the third class shall expire at the third annual meeting after their initial election under the provisions of this Article V. At each annual meeting after the initial classification of the Board of Directors under this Article V, the class of directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting.

       Any director may be removed from office by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such director taken at a meeting of stockholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares.

                                   ARTICLE VI
                                  Incorporation

       The name and address of the incorporator is Frank J. Pelisek, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                                   ARTICLE VII
                                    Amendment

       Except as otherwise provided herein, no amendment to the Articles of Incorporation shall amend, alter, change or repeal any of the provisions of the Articles of Incorporation, unless such amendment to the Articles of Incorporation shall receive the affirmative vote of the holders of 66-2/3% of all outstanding shares of stock of the Corporation entitled to vote on such amendment to the Articles of Incorporation; provided, however, that in the case of an amendment to Articles V, VII, VIII, IX or X of these Articles of Incorporation, the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote on such amendment shall be required to adopt such amendment to the Articles of Incorporation.

         However, the affirmative vote of the holders of majority of the outstanding shares of capital stock of the Corporation entitled to vote on any amendment to the Articles of Incorporation shall apply to any amendment which is approved by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation in office at the time of such approval, at any time prior to the mailing to stockholders of the notice of the meeting at which the stockholders' vote on such matter is to be held.

         If, without regard to this Article VII, applicable law or these Articles of Incorporation would require a vote of stockholders of one or more classes of the Corporation's outstanding shares, voting separately as a class, for approval of an amendment to the Articles of Incorporation, then the 66-2/3%, 80% or majority vote (as the case may be) required by the Article VII shall also apply to each such class, voting separately as a class.

                                  ARTICLE VIII
                           Repurchase of Capital Stock

         A. Repurchase Rights

                   (1) In the event any person (Acquiring Person) (a) who is the beneficial owner, directly or indirectly, of more than 50% of the Capital Stock outstanding becomes the beneficial owner, directly or indirectly, of any additional Capital Stock pursuant to a tender offer or (b) becomes the beneficial owner, directly or indirectly, of more than 50% of the Capital Stock outstanding and any of such Capital Stock was acquired pursuant to a tender offer, each holder of Capital Stock, other than the Acquiring Person or a transferee of the Acquiring Person, shall have the right until and including the 90th day following the date the notice to holders of Capital Stock referred to in Section C is mailed to have the Capital Stock held by such holder repurchased by the Corporation at the Repurchase Price determined as provided in Section E, and each holder of any securities convertible into Common Stock or of any options, warrants, or rights exercisable to acquire Common Stock prior to such 90th day, other than the Acquiring Person or a simultaneously with the conversion of such securities or exercise of such options, warrants, or rights to have the Common Stock to be received thereupon by such holder repurchased by the Corporation at the Repurchase Price.

                   (2) All repurchase rights hereunder shall be subject to, and limited by, any provision contained in the Wisconsin Statues, in any intrastate, interstate, or federal banking or bank holding company law, statute or regulation which limits the amounts which may be used by the Corporation to repurchase Capital Stock of the Corporation.

                   (3) No holder of Capital Stock of the Corporation shall have any right to have Capital Stock repurchased by the Corporation pursuant to this
Article VIII if the Corporation, acting through a majority of its Board of Directors, shall, within ten days following the announcement or publication of such tender offer of following any amendment of such tender offer, recommend to the holders of Capital Stock that such tender offer be accepted.

         B. Definitions

                   (1) The term "person" shall include an individual, a corporation, partnership, trust or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring common stock, such partnership, syndicate or group shall be deemed a "person".

                   (2) For the purpose of determining whether a person is an Acquiring Person, such person shall be deemed to beneficially own (a) all Capital Stock with respect to which such person has the capability to control or influence the voting power in respect thereof and (b) all Capital Stock which such person has the immediate or future right to acquire, directly or indirectly, pursuant to agreements, through the exercise of options, warrants or rights or through the conversion of convertible securities or otherwise; and all Capital Stock which such person has the right to acquire in such manner shall be deemed to be outstanding shares, but Capital Stock which any other person has the right to acquire in such manner shall not be deemed to be outstanding shares.

                   (3) The term "tender offer" shall mean an offer to acquire or an acquisition of Capital Stock pursuant to a request or invitation for tenders or an offer to purchase such shares for cash, securities or any other consideration.

                   (4) The term "market purchase" shall mean the acquisition of Capital Stock from holders of such shares in privately-negotiated transactions or in transactions effected through a broker or dealer.

                   (5) Subject to the provisions of section B(2), "outstanding shares" shall mean the shares of Capital Stock which at the time in question have been issued by the Corporation and not reacquired and held or retired by it or held by any subsidiary of the Corporation. The term "Capital Stock" shall mean the Common Stock of the Corporation of $1.00 par value per share and any series of Preferred Stock of the Corporation which has either voting rights or rights to be converted into Common Stock.

                   (6) The acquisition of Capital Stock by the Corporation or by any person controlled by the Corporation shall not engender the right to have Capital Stock repurchased pursuant to this Article. The right to have Capital Stock repurchased pursuant to this Article shall attach to such shares and shall not be personal to the holder thereof.

         C. Repurchase Procedure. Not later than 30 days following the date on which the Corporation receives credible notice that any person has become an Acquiring Person whereupon the right shall be engendered to have Capital Stock repurchased by the Corporation under this Article VIII, the Corporation shall give written notice, by first-class mail, postage prepaid, at the address shown on the records of the Corporation, to each holder of record of Capital Stock (and to any other person known by the Corporation, to have rights to demand repurchase pursuant to Section A of the Article) as of a date nor more than seven days prior to the date of the mailing pursuant to this Section C and shall advise each such holder of the right to have shares repurchased and the procedures for such repurchase. In the event the Corporation fails to give notice as required by this Section C, any holder entitled to receive such notice may, within 30 days thereafter, serve written demand upon the Corporation to give such notice. If within 30 days after the receipt of written demand the Corporation fails to give the required notice, such holder may, at the expense and on behalf of the Corporation, take such reasonable action as may be appropriate to give notice or to cause notice to be given pursuant to this Section C.

                   (1) In the event Capital Stock is subject to repurchase in accordance with this Article VIII, the directors of the Corporation shall designate a Repurchase Agent, which shall be a Corporation or association (a) organized and doing business under the laws of the United States or any state,
(b) subject to supervision or examination by federal or state authority, (c) having combined capital and surplus of at least $5,000,000 and (d) having the power to exercise corporate trust powers.

                   (2) For a period of 90 days from the date of the mailing of the notice to holders of Capital Stock referred to in this Section C, holders of Capital Stock and other persons entitled to have Capital Stock repurchased pursuant to this Article VIII may, at their option, deposit certificates representing all or less than all Capital Stock held of record by them with the Repurchase Agent together with written notice that the holder elects to have such shares repurchased pursuant to this Article VIII. Repurchase shall be deemed to have been effected at the close of business on the day such certificates are deposited in proper form with Repurchase Agent.

                   (3) Upon 45 days' prior notice thereof to its Federal Reserve Bank and said Federal Reserve Bank not having objected to each repurchase, the Corporation shall promptly deposit in trust with the Repurchase Agent cash in an amount equal to the aggregate Repurchase Price of all of the Capital Stock deposited with the Repurchase agent for the purpose of repurchase.

                   (4) As soon as practicable after receipt by the Repurchase Agent of the cash deposit by the Corporation referred to in this Section C, the Repurchase Agent shall issue its checks payable to the order of the persons entitled to receive the Repurchase Price of the Capital Stock in respect of which such cash deposit was made.

                   (5) In the event the Corporation is unable to deposit with the Repurchase Agent cash in full amount of the aggregate Repurchase Price of all shares deposited for repurchase, because of limitations upon repurchase of Capital Stock contained in the Wisconsin Statutes or because of limitations imposed by its Federal Reserve Bank, the Corporation shall promptly deposit with the Repurchase Agent the maximum amount of cash which may be used for the repurchase of Common Stock under the most restrictive of the applicable limitations upon such repurchase. In the event of deposit of less than the full aggregate Repurchase Price pursuant to the provisions of this subsection, the Repurchase Agent shall use the amount so deposited to repurchase the deposited by each stockholder for repurchase. Certificates representing all shares which remain unpurchased shall be returned to the depositors thereof as soon as practicable thereafter, and there shall be no further repurchase rights with respect to such shares arising in connection with the transactions already completed.

         D. Retired Stock. All Capital Stock with respect to which repurchase has been effected pursuant to this Article VIII shall thereupon be deemed retired.

         E. Repurchase Price.

                   (1) The Repurchase Price shall be the amount payable by the Corporation in respect of each share of Capital Stock with respect to which repurchase has been demanded pursuant to this Article VIII and shall be the greatest amount determined on any of the following three bases:

                       (a) The highest price per share of Common Stock,
            including any commission paid to brokers or dealers for solicitation or whatever, at which Common Stock held by the Acquiring Person was acquired pursuant to a tender offer regardless of when such tender offer was made or was acquired pursuant to any market purchase or otherwise within 18 months prior to the notice to holders of Common Stock referred to in Section C(2). For purposes of this subsection
            (a), if the consideration paid in any such acquisition of Common Stock consisted, in whole or part, of consideration other than cash, the Board of Directors of the Corporation shall take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration, but such valuation shall not be less than the cash value, if any, ascribed to such consideration by the Acquiring Person.

                       (b) The highest sale price per share of Common Stock for
            any trading day during the 18 months prior to the notice to holders of Common Stock referred to in Section C. For purposes of this subsection (b), the sale price for any trading day shall be the average price per share of Common Stock in the principal market in which the Common Stock is then traded.

                       (c) The amount of stockholders' equity in respect of each
            outstanding share of Capital Stock as determined in accordance with generally accepted accounting principles and as reflected in any published report by the Corporation as at the fiscal year quarter ending immediately preceding the notice to stockholders referred to in Section C.

                   (2) The repurchase price of any Preferred Stock of the Corporation having conversion rights shall be determined by multiplying the price per share of Common Stock, as determined in Section E(1) above, by the number of shares of Common Stock into which a share of Preferred Stock is then convertible.

                   (3) The determination to be made pursuant to Section E shall be made by the Board of Directors not later than the date of the notice to holders of Capital Stock referred to in Section C. In making such determination, the Board of Directors may engage such person, including investment banking firms and the independent accountants, who have reported on the most recent financial statements of the Corporation, and utilize employees and agents of the Corporation, who will, in the judgment of the Board of Directors, be of assistance to the Board of Directors.

                   (4) The determinations to be make pursuant to this Section E, when made by the Board of Directors acting in good faith on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders, including any person referred to in Section A.

                                   ARTICLE IX
                      Stockholders Vote Required for Merger

         Except as otherwise expressly provided herein:

                       A. Any merger or consolidation of the Corporation with
                   one or more other corporations (regardless of which is the surviving corporation), or;

                       B. Any sale, lease or exchange of all or substantially
                   all of the property and assets of the Corporation to or with one or more other corporations, persons or other entities shall require the affirmative vote of the holders of at least 80% of the outstanding shares of Capital Stock of the Corporation entitled to vote on the matter.

         However, the affirmative vote of the holders of a majority of the outstanding shares of Capital Stock of the Corporation entitled to vote on a matter described in Sections A or B above, shall apply to any such transaction which is approved by resolution adopted by the affirmative vote of the majority of the entire Board of Directors of the Corporation in office at the time of such approval, at any time prior to the mailing to stockholders of the notice of the meeting at which the stockholders' vote on such matters is to be held.

         IF, without regard to this Article, applicable law or these Articles of Incorporation would require a vote of stockholders of one or more classes of the Corporation's outstanding shares, voting separately as a class, for approval of the transaction described in Sections A or B above and submitted to the stockholders for a vote, then the 80% or majority vote (as the case may be) required by this Article IX shall also apply to each such class, voting separately as a class.

         Notwithstanding the foregoing, this Corporation may merge into itself any corporation, of which at least 90% of the outstanding shares of each class is owned by this Corporation, without approval by a vote of stockholders of either corporation in accordance with the procedures set forth in Section 180.685, Wis. Stats., or any successor of similar import as in effect at the time of such merger.

                                    ARTICLE X
                           Control Share Acquisitions

         A control share acquisition, as defined in Section 180.02(18), Wis. Stats., shall not be consummated unless approved by the Board of Directors of the Corporation.

         In the event any person purchases or attempts to purchase shares of the Capital Stock of the Corporation, where such purchase, if consummated, would constitute a control share acquisition, as defined in Section 180.02(18), Wis. Stats., without complying with this Article and the requirements set forth in
Section 180.69, Wis. Stats., the Corporation may refuse to transfer or redeem such shares and may deny all shareholder rights with respect to such shares, including, without limitation, the right to inspect the books and records of the Corporation, the right to vote such shares at any meeting of shareholders and the right to receive dividends and shareholder notices. The denial of

Shareholder rights may continue until the provisions of this Article and Section 180.69, Wis. Stats., have been complied with or until the Board of Directors of the Corporation determines such compliance is not required.